Exhibit 10.11(d)

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and is treated by the Registrant as private or confidential.

[***]

CARGO Therapeutics, Inc. 835 Industrial Road,

Suite 400

San Carlos, CA 94070 USA

11 October 2024

Sent by email: [***]

Dear [***],

Amendment to Licence and Supply Agreement

This amendment letter (“Letter”) will amend the Licence and Supply Agreement dated 24 June 2022 (the “LSA”) between Oxford Biomedica (UK) Limited, (“OXB”) and Syncopation Life Sciences, Inc (now doing business as CARGO Therapeutics, Inc.) (“CARGO”). Any defined terms in this Letter that are not defined herein, will have the same meaning as in the LSA. In consideration of the mutual promises set out in this Letter, OXB and CARGO agree to amend the LSA as set forth below.

AMENDMENT

1.
Clause 3.6 shall be deleted and replaced in its entirety with new clause 3.6 as follows:

“Subcontracting. OXB shall be entitled to subcontract its obligations under this Agreement, in whole or in part, solely to the mutually approved subcontractors set out in the Quality Agreement (or, with respect to non-CGMP Services, to the mutually approved subcontractors as set out in the applicable Scope of Work). OXB shall be entitled to subcontract its obligations under this Agreement to its Affiliates without prior consent of Client, provided that such Affiliates have undergone a successful audit, subject to clause 10 of the LSA, and a completed Client’s supplier qualification process. If such audit and process have not been completed, OXB shall obtain Client’s consent prior to assigning any obligations to an Affiliate. OXB shall ensure that all Affiliates and subcontractors are bound by obligations to perform which are not inconsistent with the terms of this Agreement and as applicable, including appropriate confidentiality obligations, appropriate quality assurance obligations (if applicable), intellectual property assignment (if applicable), and appropriate regulatory and other obligations (if applicable). Subject to clause 3.8(b), OXB will be responsible for the performance of any approved subcontractor and Affiliate engaged by OXB to perform OXB’s obligations under this Agreement as if the services provided by the approved subcontractor or Affiliate had been provided by OXB itself under this Agreement. For clarity, the provisions herein with respect to subcontractors shall not apply to individuals engaged by OXB or its Affiliates as personnel enhancement contractors in the ordinary course of business to perform functions on behalf of OXB or its Affiliates that are generally performed by the employees of OXB or its Affiliates within the Facility.”

2.
Clause 18.4 shall be deleted and replaced in its entirety with new clause 18.4 as follows:

“18.4 Notices and Other Communications.

(a)
Any notice to be given under this Agreement must be in writing and delivered to the other Party by either courier or other recorded delivery post (with an advance copy by email), or by email. All notices should be addressed as follows unless changed by notice given in accordance with this clause 18.4:

For OXB:

For the attention of: General Counsel Address: Oxford Biomedica (UK) Limited Windrush Court, Transport Way,

Oxford, OX4 6LT, United Kingdom

Email: [***]

and [***]

For Client: Chief Legal Officer and Chief Technical Officer

For the attention of:

Address: CARGO Therapeutics, Inc. 835 Industrial Road,

Suite 400

San Carlos, CA 94070 USA

Email: [***]

Email: [***]

(b)
Any notice given under this Agreement shall be deemed to have been received: (i) if delivered by courier or recorded delivery service, at 9.00 am on the fifth Business Day after posting; or (ii) if sent by email, at the time of transmission, with receipt acknowledged by the recipient. If said acknowledgement of email notice is not received within five (5) business days, notice shall be sent via courier or recorded delivery service.
(c)
If time of deemed receipt under 18.4(b) falls outside business hours in the place of receipt, it shall be deferred until business hours in the place of receipt resume on the next Business Day. In this clause 18.4(c) business hours means 9.00am to 5.00pm on a Business Day that is not a public holiday in the place of receipt.

(d)
This clause 18.4 does not apply to the service of any proceedings or other documents in any legal action or, where applicable, any arbitration or other method of dispute resolution.”

Other than the agreed amendments set out in this Letter, the LSA will continue in full force and effect, and the governing law and jurisdiction clauses of the LSA shall apply to this Letter.

For and on behalf of For and on behalf of

OXFORD BIOMEDICA (UK) LIMITED: CARGO THERAPEUTICS, INC.

Signature /s/ Sebastien Ribault Signature /s/ Shishir Gadam

Name Sebastien Ribault Name Shishir Gadam

Job title Chief Business Officer Job title CTO

Date October 28, 2024 Date October 25, 2024